   As filed with the Securities and Exchange Commission on November 21, 1996.

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             FIBREBOARD CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                     94-0751580
-----------------------------------                 ------------------------
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                       Identification No.)

       Texas Commerce Tower
    2200 Ross Ave., Suite 3600
          Dallas, Texas                                       75201
-----------------------------------                 ------------------------
      (Address of Principal                                 (Zip Code)
        Executive Offices)

                      FIBREBOARD 1995 STOCK INCENTIVE PLAN
                      ------------------------------------
                            (Full title of the plan)

                                                            Copy to:
         GAROLD E. SWAN                             DONALD F. McALEENEN, ESQ.
     Vice President, Finance                         2200 Ross Avenue, #3600
     Fibreboard Corporation                             Dallas, TX 75201
      Texas Commerce Tower                               (415) 233-4500
   2200 Ross Ave., Suite 3600
        Dallas, TX 75201
         (214) 954-9500
----------------------------------                  ------------------------
  (Name, address and telephone
  number, including area code,
      of agent for service)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------
  Title of              Amount       Proposed Maximum       Proposed           Amount of
Securities To            To Be        Offering Price    Maximum Aggregate    Registration
Be Registered        Registered(1)     per Share(2)     Offering Price(2)       Fee(3)
-----------------------------------------------------------------------------------------

Common Stock,          500,000           $35.00            $17,500,000         $5,303.03
$0.01 par value
-----------------------------------------------------------------------------------------

(1)    Calculated pursuant to General Instruction E on Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the American Stock Exchange on November 20, 1996.

     (3) The Registration Fee has been calculated pursuant to Rule 457(h).
                                ----------------
     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
----------------------------------------------------------------------------------------

                               Page 1 of 26 pages
                          Exhibit Index Appears on page 9.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.    Plan Information.*
------     ----------------

Item 2.    Registrant Information and Employee Plan Annual
------     -----------------------------------------------
           Information.*
           -----------

           *  Information required by Part I to be contained in the
              Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Certain Documents By Reference.
------     -----------------------------------------------

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are hereby incorporated by reference in this Registration Statement:

          (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended;

          (ii) The Registrant's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and
     September 30, 1996;

          (iii) The Registrant's Form 8-K dated July 1, 1996 and filed with Commission on July 15, 1996, as amended by the Registrant's Form 8-K/A dated August 8, 1996 and filed with the Commission on August 12, 1996; and

          (iv) The information with regard to the Registrant's capital stock contained in the Registrant's Registration Statement on Form 10, filed with the Commission pursuant to section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

In addition, all documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.
------     -------------------------

     Not Applicable.

Item 5.    Interests of Named Experts and Counsel.
------     --------------------------------------

     Not Applicable.

Item 6.    Indemnification of Officers and Directors.
------     -----------------------------------------

     Section 145 of the Delaware General Corporation Law (the "Delaware GCL") permits the Registrant to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of such company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article Tenth of the Registrant's Certificate of Incorporation, as amended, provides for the indemnification of its directors, officers and their representatives to the maximum extent permitted by the Delaware General Corporation Law. The Registrant has also entered into separate indemnification agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.

     The directors and officers of the Registrant have a policy of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of their being or having been directors or officers of the Registrant.

Item 7.    Exemption from Registration Claimed.
------     -----------------------------------

     Not Applicable.

Item 8.    Exhibits.
------     --------

        Number   Exhibit
        ------   -------

         4.1     1995 Stock Incentive Plan

         5.1 Opinion regarding legality of securities to be offered

         23.1    Consent of Independent Auditors

         23.2    Consent of Pillsbury Madison & Sutro LLP
                 (included in Exhibit 5.1)

         24.1 Power of Attorney (included on pages 7-8 of the Registration Statement)

Item 9.    Undertakings.
------     ------------

    (a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 20, 1996.

                                        FIBREBOARD CORPORATION



                                        By       /s/ JOHN D. ROACH
                                          -------------------------------------
                                                     John D. Roach
                                                        Chairman,
                                                        President and
                                                 Chief Executive Officer



                                        By      /s/ GAROLD E. SWAN
                                          -------------------------------------
                                                    Garold E. Swan
                                                Vice President, Finance
                                                (Principal Financial and
                                                  Accounting Officer)

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Roach and Garold E. Swan, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


     Signature                         Title                        Date
     ---------                         -----                        ----


  /s/ JOHN D. ROACH                   Chairman                   November 20,
------------------------            President and                  1996
    John D. Roach              Chief Executive Officer
                                (Principal Executive
                                      Officer)


 /s/ GAROLD E. SWAN           Vice President, Finance            November 20,
------------------------      (Principal Financial and              1996
   Garold E. Swan               Accounting Officer)


 /s/ PHILIP R. BOGUE                  Director                   November 20,
------------------------                                            1996
   Philip R. Bogue


/s/ WILLIAM D. EBERLE                 Director                   November 20,
------------------------                                            1996
  William D. Eberle


 /s/ G. ROBERT EVANS                  Director                   November 20,
------------------------                                            1996
   G. Robert Evans

 /s/ GEORGE B. JAMES                  Director                   November 20,
------------------------                                            1996
   George B. James


/s/ JOHN W. KOEBERER                  Director                   November 20,
------------------------                                            1996
  John W. Koeberer


/s/ DONALD K. MILLER                  Director                   November 20,
-------------------------                                           1996
  Donald K. Miller

                                INDEX TO EXHIBITS

Exhibit
Number         Exhibit
-------        -------

4.1            1995 Stock Incentive Plan

5.1 Opinion regarding legality of securities to be offered

23.1           Consent of Independent Auditors

23.2           Consent of Pillsbury Madison & Sutro LLP
               (included in Exhibit 5.1)

24.1 Power of Attorney (included on pages 7-8 of the Registration Statement)